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As filed with the Securities and Exchange Commission on December 22, 2003

File No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HOSPIRA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-0504497 (I.R.S. Employer Identification Number)

275 N. Field Road
Lake Forest, Illinois 60064
(847) 937-6100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copies to:

Brian J. Smith Hospira, Inc. 100 Abbott Park Road Dept. 32 L, Bldg. AP6D Abbott Park, Illinois 60064 (847) 937-6100	Scott J. Davis James T. Lidbury Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of Securities to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

HOSPIRA, INC.
I. INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED IN FORM 10 BY REFERENCE

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Our Information Statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have below provided a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

ITEM NO.	CAPTION	LOCATION IN INFORMATION STATEMENT
1.	Business
"Summary;" "The Separation and Distribution;" "Risk Factors;" "Business;" "Management's Discussion and Analysis of Financial Condition and Results of Operations;" "Arrangements Between Abbott and Hospira;" "Capitalization;" and "Additional Information"
2.	Financial Information
"Summary;" "Selected Financial Information;" "Unaudited Pro Forma Combined Financial Statements;" "Capitalization;" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
3.	Properties	"Business—Properties"
4.	Security Ownership of Certain Beneficial Owners and Management	"Management" and "Ownership of Our Stock"
5.	Directors and Executive Officers	"Management"
6.	Executive Compensation	"Management;" "Ownership of Our Stock" and "Arrangements Between Abbott and Hospira"
7.	Certain Relationships and Related Transactions
"Arrangements Between Abbott and Hospira;" "Certain Relationships and Related Transactions;" "Capitalization;" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
8.	Legal Proceedings	"Business—Legal Proceedings"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	"Summary;" "The Separation and Distribution;" "Capitalization;" "Dividend Policy;" "Description of Capital Stock;" and "Shares Eligible for Future Sale"
10.	Recent Sales of Unregistered Securities	Not Included (See Part II below)
11.	Description of Registrant's Securities to be Registered	"The Separation and Distribution;" "Dividend Policy" and "Description of Capital Stock"

12.	Indemnification of Directors and Officers	"Indemnification of Directors and Officers"
13.	Financial Statements and Supplementary Data	"Unaudited Pro Forma Combined Financial Statements" and "Index to Financial Statements" and the statements referenced thereon
14.	Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
15.	Financial Statements and Exhibits	"Unaudited Pro Forma Combined Financial Statements" and "Index to Financial Statements" (See also Part II below)

EXPLANATORY NOTE

        This Registration Statement on Form 10 has been prepared on a prospective basis on the assumption that, among other things, the distribution and the related transactions contemplated to occur prior to or at the same time as the distribution will be consummated as contemplated by the information statement which is part of this Registration Statement. There can be no assurance, however, that the distribution or the related transactions will occur or will occur as so contemplated. Any significant modifications or variations in the distribution or the related transactions will be described in an amendment or supplement to this Registration Statement.

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

ITEM 10.    RECENT SALES OF UNREGISTERED SECURITIES

        We were incorporated in Delaware on September 16, 2003 under the name ABC 2003 Newco, Inc. ABC 2003 Newco, Inc. issued 100 shares of its common stock, par value $0.01 per share, to Abbott Laboratories, an Illinois corporation, in consideration of an aggregate capital contribution of $10.00 by Abbott Laboratories. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance did not involve any public offering of securities. As of December 12, 2003, ABC 2003 Newco, Inc. changed its name to "Hospira, Inc."

ITEM 15.    FINANCIAL STATEMENTS AND EXHIBITS

        (a)   Financial Statements filed as part of this registration statement:

Report of Independent Public Accountants	F-2
Condensed Combined Statement of Earnings and Investment in Hospira, Inc. for the nine months ended September 30, 2003 and 2002 (unaudited)	F-3
Condensed Combined Statement of Cash Flows for the nine months ended September 30, 2003 and 2002 (unaudited)	F-4
Condensed Combined Balance Sheet as of September 30, 2003 and as of December 31, 2002 (unaudited)	F-5
Notes to Condensed Combined Financial Statements	F-6
Combined Statement of Earnings, Comprehensive Income and Net Investment in Hospira, Inc. for the years ended December 31, 2002, 2001 and 2000	F-11
Combined Statement of Cash Flows for the years ended December 31, 2002, 2001 and 2000	F-12
Combined Balance Sheet as of December 31, 2002 and 2001	F-13
Notes to Combined Financial Statements	F-14

        All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

II-1

        (b)   Exhibits:

EXHIBIT NO.	DESCRIPTION
2*	Form of Contribution and Distribution Agreement between Abbott Laboratories and Hospira, Inc.
3.1	Form of Restated Certificate of Incorporation of Hospira, Inc.
3.2	Form of Amended and Restated By-laws of Hospira, Inc.
4.1*	Specimen Common Stock certificate
4.2	Form of Restated Certificate of Incorporation of Hospira, Inc. (filed as Exhibit 3.1 hereto)
4.3	Form of Amended and Restated By-laws of Hospira, Inc. (filed as Exhibit 3.2 hereto)
4.4	Form of Rights Agreement between Hospira, Inc. and EquiServe Trust Company, N.A., as Rights Agent
4.5	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)
4.6	Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.4 hereto)
10.1*	Form of Contribution and Distribution Agreement between Abbott Laboratories and Hospira, Inc. (filed as Exhibit 2 hereto)
10.2*	Form of Transitional Services Agreement
10.3*	Form of Employee Benefits Agreement
10.4*	Form of Tax Sharing Agreement
10.5*	Form of Intellectual Property Assignment and License Agreement
10.6*	Form of Hospira, Inc. Founders Stock Option Plan
10.7*	Form of Hospira, Inc. 2004 Long Term Stock Incentive Plan
21*	List of Subsidiaries of Hospira, Inc.
99.1	Hospira, Inc. Information Statement dated December 22, 2003

*
To be filed as an exhibit to a pre-effective amendment hereto.

II-2

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HOSPIRA, INC. (Registrant)
By:	/s/ THOMAS C. FREYMAN
Name:	Thomas C. Freyman
Title:	President

Date: December 22, 2003

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
2*	Form of Contribution and Distribution Agreement between Abbott Laboratories and Hospira, Inc.
3.1	Form of Restated Certificate of Incorporation of Hospira, Inc.
3.2	Form of Restated By-laws of Hospira, Inc.
4.1*	Specimen Common Stock certificate
4.2	Form of Restated Certificate of Incorporation of Hospira, Inc. (filed as Exhibit 3.1 hereto)
4.3	Form of Amended and Restated By-laws of Hospira, Inc. (filed as Exhibit 3.2 hereto)
4.4	Form of Rights Agreement between Hospira and EquiServe Trust Company, N.A., as Rights Agent
4.5	Form of Certificate of Designations of Series A Participating Cumulative Preferred Stock (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)
4.6	Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.4 hereto)
10.1*	Form of Contribution and Distribution Agreement between Abbott Laboratories and Hospira, Inc. (filed as Exhibit 2 hereto)
10.2*	Form of Transitional Services Agreement
10.3*	Form of Employee Benefits Agreement
10.4*	Form of Tax Sharing Agreement
10.5*	Form of Intellectual Property Assignment and License Agreement
10.6*	Form of Hospira, Inc. Founders Stock Option Plan
10.7*	Form of Hospira, Inc. 2004 Long Term Stock Incentive Plan
21*	List of Subsidiaries of Hospira, Inc.
99.1	Hospira, Inc. Information Statement dated December 22, 2003

*
To be filed as an exhibit to a pre-effective amendment hereto.

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HOSPIRA, INC. I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
EXPLANATORY NOTE
II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS